EXHIBIT 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

October 1, 2007

Mr. Stephen Roseman

Thesis Capital Management, LLC

60 East 42nd Street, Suite 1245

The Lincoln Building

New York, NY 10165

Dear Mr. Roseman:

We received your letter dated September 27, 2007 regarding Orange 21 Inc. We appreciate your input and that of our other shareholders. At the present time, we are, as we have previously indicated, focused on organic value creation at an independent Orange 21. As major investors in the company, we both believe that there are exciting value opportunities in the Spy brand, and our plan is to pursue those opportunities on behalf of the company’s current shareholders. We look forward to the exciting prospects that lie ahead for what we believe to be a deep and resonant niche brand with an authentic voice in the action sports market.

Sincerely,

/s/ Mark Simo
Mark Simo
Chief Executive Officer and
Co-Chairman of the Board of Directors

/s/ John Pound
John Pound
Co-Chairman of the Board of Directors